As filed with the Securities and Exchange Commission on October 23, 2015

Registration Statement No. 333-03656

Registration Statement No. 333-39065

Registration Statement No. 333-50296

Registration Statement No. 333-71374

Registration Statement No. 333-84393

Registration Statement No. 333-92525

Registration Statement No. 333-112213

Registration Statement No. 333-122148

Registration Statement No. 333-122155

Registration Statement No. 333-130235

Registration Statement No. 333-138863

Registration Statement No. 333-147423

Registration Statement No. 333-155360

Registration Statement No. 333-162973

Registration Statement No. 333-177952

Registration Statement No. 333-200188

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-03656

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-39065

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-50296

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-71374

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-84393

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-92525

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-112213

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-122148

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-122155

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-130235

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-138863

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-147423

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-155360

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-162973

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-177952

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-200188

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADEPT TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-2900635
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5960 Inglewood Drive

Pleasanton, CA 94588

(Address, including zip code, of principal executive offices)

1983 Employee Stock Incentive Plan

1993 Stock Plan

1995 Director Option Plan

1995 Employee Stock Purchase Plan

Bye/Oasis Engineering, Inc. 1997 Stock Option Plan

2001 Stock Option Plan

2003 Stock Option Plan

2004 Director Option Plan

2005 Equity Incentive Plan

2008 Employee Stock Purchase Plan

(Full title of the plans)

Seth Halio Chief Financial Officer Adept Technology, Inc. 5960 Inglewood Drive Pleasanton, CA 94588 (925) 245-3400	Copy to: Lisa A. Fontenot Gibson, Dunn & Crutcher LLP 1881 Page Mill Road Palo Alto, CA 94304-1211 (650) 849-5300
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

TERMINATION OF REGISTRATION

Adept Technology, Inc. (the “Company”) is filing this Post-Effective Amendment to its Registration Statements on Form S-8 to withdraw and remove from registration the unissued and unsold shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable by the Company pursuant to the (i) 1983 Employee Stock Incentive Plan, (ii) 1993 Stock Plan, (iii) 1995 Director Option Plan, (iv) 1995 Employee Stock Purchase Plan, (v) Bye/Oasis Engineering, Inc. 1997 Stock Option Plan, (vi) 2001 Stock Option Plan, (vii) 2003 Stock Option Plan, (viii) 2004 Director Option Plan, (ix) 2005 Equity Incentive Plan and (x) 2008 Employee Stock Purchase Plan previously registered by the Company with the Securities and Exchange Commission pursuant to the following registration statements:

•	Registration Statement on Form S-8 (Registration No. 333-03656) filed with the Securities and Exchange Commission on April 12, 1996 (as amended November 21, 2006);

•	Registration Statement on Form S-8 (Registration No. 333-39065) filed with the Securities and Exchange Commission on October 30, 1997 (as amended December 9, 2005);

•	Registration Statement on Form S-8 (Registration No. 333-84393) filed with the Securities and Exchange Commission on August 3, 1999;

•	Registration Statement on Form S-8 (Registration No. 333-92525) filed with the Securities and Exchange Commission on December 10, 1999 (as amended December 9, 2005);

•	Registration Statement on Form S-8 (Registration No. 333-50296) filed with the Securities and Exchange Commission on November 20, 2000 (as amended December 9, 2005);

•	Registration Statement on Form S-8 (Registration No. 333-71374) filed with the Securities and Exchange Commission on October 11, 2001 (as amended December 9, 2005);

•	Registration Statement on Form S-8 (Registration No. 333-112213) filed with the Securities and Exchange Commission on January 26, 2004 (as amended December 9, 2005);

•	Registration Statement on Form S-8 (Registration No. 333-122148) filed with the Securities and Exchange Commission on January 19, 2005 (as amended December 9, 2005);

•	Registration Statement on Form S-8 (Registration No. 333-122155) filed with the Securities and Exchange Commission on January 19, 2005 (as amended December 9, 2005);

•	Registration Statement on Form S-8 (Registration No. 333-130235) filed with the Securities and Exchange Commission on December 9, 2005;

•	Registration Statement on Form S-8 (Registration No. 333-138863) filed with the Securities and Exchange Commission on November 21, 2006;

•	Registration Statement on Form S-8 (Registration No. 333-147423) filed with the Securities and Exchange Commission on November 15, 2007;

•	Registration Statement on Form S-8 (Registration No. 333-155360) filed with the Securities and Exchange Commission on November 13, 2008;

•	Registration Statement on Form S-8 (Registration No. 333-162973) filed with the Securities and Exchange Commission on November 9, 2009;

•	Registration Statement on Form S-8 (Registration No. 333-177952) filed with the Securities and Exchange Commission on November 14, 2011; and

•	Registration Statement on Form S-8 (Registration No. 333-200188) filed with the Securities and Exchange Commission on November 14, 2014 (collectively, the “Registration Statements”).

On October 23, 2015, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of September 16, 2015, by and among the Company, OMRON Corporation, a Japanese corporation (“OMRON”), Omron Management Center of America, Inc., a Delaware corporation and wholly-owned subsidiary of OMRON (“OMCA”), and Hoffman Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of OMCA (“Purchaser”), Purchaser merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of OMCA (the “Merger”). In connection therewith, each outstanding share of Common Stock, other than shares of Common Stock (i) held by the Company in treasury or owned by OMRON, OMCA or any direct or indirect wholly-owned subsidiary of OMRON, OMCA (including Purchaser) or the Company, which in each case were cancelled and cease to exist, with no payment being made with respect thereto, and (ii) held by stockholders who are entitled to and properly exercise appraisal rights under Section 262 of the DGCL, was converted into the right to receive $13.00 in cash, payable net to the holder in cash, without interest, subject to any withholding of taxes required by applicable law.

As a result of the Merger, the Company terminated all offerings of its securities pursuant to its existing registration statements filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with an undertaking made by the Company in the Registration Statements to remove from registration, by means of a post-effective amendment, any shares of its common stock that remain unsold at the termination of the offering, the Company hereby removes from registration all shares of Common Stock registered under the Registration Statements that remained unsold as of the effective time of the Merger on October 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 23rd day of October, 2015.

ADEPT TECHNOLOGY, INC.

By:	/s/ Seth Halio
Seth Halio Chief Financial Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance on Rule 478 of the Securities Act of 1933, as amended.